Exhibit 99.1

Apollo Investment Corporation

Announces December 31, 2010 Quarterly Financial Results

and Quarterly Dividend of $0.28 Per Share

NEW YORK— February 3, 2011—Apollo Investment Corporation (NASDAQ-GS: AINV) or the “Company”, “Apollo Investment”, “we” or “our” today announces financial results for its fiscal quarter ended December 31, 2010. Additionally, the Company announces that its Board of Directors has declared its fourth fiscal quarter 2011 dividend of $0.28 per share, payable on April 4, 2011 to stockholders of record as of March 17, 2011. The dividend will be paid from earnings whose specific tax characteristics will be reported to stockholders on Form 1099 after the end of the calendar year.

HIGHLIGHTS:

At December 31, 2010:

Total Assets: $3.2 billion

Investment Portfolio: $2.9 billion

Net Assets: $1.9 billion

Net Asset Value per share: $9.73

Portfolio Activity for the Quarter Ended December 31, 2010:

Investments made during the quarter: $382 million

Number of new portfolio companies invested: 8

Investments sold or prepaid during the quarter: $481 million

Number of portfolio company exits: 6

Operating Results for the Quarter Ended December 31, 2010 (in thousands, except per share amounts):

Net investment income: $50,126

Net realized and unrealized gains: $34,378

Net increase in net assets from operations: $84,504

Net investment income per share: $0.26

Net realized and unrealized gains per share: $0.17

Conference Call/Webcast at 11:00 a.m. ET on February 4, 2011

The Company will also host a conference call at 11:00 a.m. (Eastern Time) on Friday, February 4, 2011 to present the third quarter results. All interested parties are welcome to participate in the conference call by dialing (888) 802-8579 approximately 5-10 minutes prior to the call, international callers should dial (973) 633-6740. Participants should reference Apollo Investment Corporation when prompted. Following the call you may access a replay of the event either telephonically or via audio webcast. The telephonic replay will be available through February 18, 2011 by calling (800) 642-1687, international callers please dial (706) 645-9291, reference pin # 39077764. The audio webcast will be available later that same day. To access the audio webcast please visit the Event Calendar in the Investor Relations section of our website at www.apolloic.com.

PORTFOLIO AND INVESTMENT ACTIVITY

During the three months ended December 31, 2010, we invested $382 million across 8 new and 3 existing portfolio companies, through a mix of primary and opportunistic secondary market purchases. This compares to investing $212 million in 2 new and several existing portfolio companies for the three months ended December 31, 2009. Investments sold or prepaid during the three months ended December 31, 2010 totaled $481 million versus $67 million for the three months ended December 31, 2009.

At December 31, 2010, our net portfolio consisted of 69 portfolio companies and was invested 29% in senior secured loans, 62% in subordinated debt, 1% in preferred equity and 8% in common equity and warrants measured at fair value versus 70 portfolio companies invested 28% in senior secured loans, 58% in subordinated debt, 3% in preferred equity and 11% in common equity and warrants at December 31, 2009.

The weighted average yields on our senior secured loan portfolio, subordinated debt portfolio and total debt portfolio as of December 31, 2010 at our current cost basis were 8.7%, 12.9%, and 11.5%, respectively. At December 31, 2009, the yields were 8.2%, 13.4%, and 11.6%, respectively.

Since the initial public offering of Apollo Investment in April 2004 and through December 31, 2010, invested capital totaled $7.0 billion in 140 portfolio companies. Over the same period, Apollo Investment completed transactions with more than 85 different financial sponsors.

RESULTS OF OPERATIONS

Results comparisons are for the three and nine months ended December 31, 2010 and December 31, 2009.

Investment Income

For the three and nine months ended December 31, 2010, gross investment income totaled $94.3 million and $264.1 million, respectively. For the three and nine months ended December 31, 2009, gross investment income totaled $85.6 million and $252.6 million, respectively. The increase in gross investment income for the three and nine months ended December 31, 2010, was primarily due to a higher average debt portfolio yield for the period as compared to the three and nine months ended December 31, 2009.

Expenses

Expenses totaled $44.2 million and $122.9 million, respectively, for the three and nine months ended December 31, 2010, of which $27.7 million and $80.1 million, respectively, were base management fees and performance-based incentive fees and $13.4 million and $34.1 million, respectively, were interest and other debt expenses. Administrative services and other general and administrative expenses totaled $3.0 million and $8.8 million, respectively, for the three and nine months ended December 31, 2010. Expenses totaled $34.2 million and $100.5 million, respectively, for the three and nine months ended December 31, 2009, of which $26.4 million and $77.6 million, respectively, were base management fees and performance-based incentive fees and $5.0 million and $14.5 million, respectively, were interest and other debt expenses. Administrative services and other general and administrative expenses totaled $2.8 million and $8.4 million, respectively, for the three and nine months ended December 31, 2009. Expenses consist of base investment advisory and management fees, insurance expenses, administrative services fees, legal fees, directors’ fees, audit and tax services expenses, and other general and administrative expenses. The increase in expenses from the three and nine months periods ended December 2010 versus the three and nine months periods ended December 2009 was primarily related to the increase in interest and other debt expenses due to the December 2009 amendment to our revolving credit facility and our October issuance of senior secured notes. For the three and nine months ended December 31, 2010, accrued excise tax expenses totaled $0. For the three and nine months ended December 31, 2009, accrued excise tax expenses totaled $1.2 million.

Net Investment Income

The Company’s net investment income totaled $50.1 million and $141.1 million, or $0.26, and $0.73, on a per average share basis, respectively, for the three and nine months ended December 31, 2010. For the three and nine months ended December 31, 2009, net investment income totaled $50.2 million and $150.9 million, or $0.30, and $0.99, on a per average share basis, respectively.

Net Realized Losses

The Company had investment sales and prepayments totaling $481 million and $722 million, respectively, for the three and nine months ended December 31, 2010. For the three and nine months ended December 31, 2009, investment sales and prepayments totaled $67 million and $167 million, respectively. Net realized losses for the three and nine months ended December 31, 2010 were $64.9 million and $150.5 million, respectively. For the three and nine months ended December 31, 2009, net realized losses totaled $152.0 million and $253.4 million, respectively. Net realized losses for the three and nine months ended December 31, 2010 and the three and nine months ended December 31, 2009 were primarily derived from selective exits and restructurings of underperforming investments.

Net Unrealized Appreciation on Investments, Cash Equivalents and Foreign Currencies

For the three and nine months ended December 31, 2010, net change in unrealized appreciation on the Company’s investments, cash equivalents, foreign currencies and other assets and liabilities totaled $99.3 million and $77.7 million, respectively. For the three and nine months ended December 31, 2009, net change in unrealized appreciation totaled $181.4 million and $375.6 million, respectively. Net unrealized appreciation for the three and nine months ended December 31, 2010 was primarily due to net changes in specific portfolio company fundamentals and stronger capital market conditions. For the three and nine months ended December 31, 2009, the increase in unrealized appreciation was also derived from net changes in specific portfolio company fundamentals and stronger capital market conditions.

Net Increase in Net Assets From Operations

For the three and nine months ended December 31, 2010, the Company had a net increase in net assets resulting from operations of $84.5 million and $68.4 million, respectively. For the three and nine months ended December 31, 2009, the Company had a net increase in net assets resulting from operations of $79.5 million and $273.2 million, respectively. The earnings per average share were $0.43 and $0.36, respectively for the three and nine months ended December 31, 2010. For the three and nine months ended December 31, 2009, earnings per average share were $0.48 and $1.78, respectively.

LIQUIDITY AND CAPITAL RESOURCES

The Company’s liquidity and capital resources are generated and generally available through periodic follow-on equity and debt offerings, our senior secured, multi-currency $1.58 billion revolving credit facility (the “Facility”), our senior secured notes, investments in special purpose entities in which we hold and finance particular investments on a non-recourse basis, as well as from cash flows from operations, investment sales of liquid assets and prepayments of senior and subordinated loans and income earned from investments. At December 31, 2010, the Company had $775 million in borrowings outstanding and $809 million of unused capacity on its Facility. On May 3, 2010, the Company closed on its most recent follow-on public equity offering of 17.25 million shares of common stock at $12.40 per share raising approximately $204 million in net proceeds. Additionally, on September 30, 2010, the Company entered into a note purchase agreement, providing for a private placement issuance of $225,000 in aggregate principal amount of five-year, senior secured notes with a fixed interest rate of 6.25% and a maturity date of October 4, 2015 (the “Senior Secured Notes”). On October 4, 2010, the Senior Secured Notes were sold to certain institutional accredited investors pursuant to an exemption from registration under the Securities Act of 1933, as amended. Interest on the Senior Secured Notes will be due semi-annually on April 4 and October 4, commencing on April 4, 2011. The proceeds from the issuance of the Senior Secured Notes were primarily used to reduce other outstanding borrowings and/or commitments on the Company's Facility. In the future, the Company may raise additional equity or debt capital, among other considerations. The primary use of funds will be investments in portfolio companies, reductions in debt outstanding and other general corporate purposes.

As of January 19, 2011, the Company received an additional lender commitment with a maturity date of April 12, 2013 of $50,000 under the Facility. As of January 19, 2011, aggregate lender commitments total $1,633,750.

On January 25, 2011, the Company closed a private offering of $200 million aggregate principal amount of senior unsecured convertible notes (the “Unsecured Notes”). The Unsecured Notes were issued in a private placement only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended. The Unsecured Notes bear interest at an annual rate of 5.75%, payable semi-annually in arrears on January 15 and July 15 of each year, commencing on July 15, 2011. The Unsecured Notes will mature on January 15, 2016. Prior to December 15, 2015, the Unsecured Notes will be convertible only upon specified events and during specified periods and, thereafter, at any time. The Unsecured Notes will initially be convertible at a conversion rate of 72.7405 shares of the Company’s common stock per $1,000 principal amount of Unsecured Notes, corresponding to an initial conversion price of approximately $13.75, which represents a premium of 17.5% to the $11.70 per share closing price of the Company’s common stock on The NASDAQ Global Select Market on January 19, 2011. The conversion rate will be subject to adjustment upon certain events. The net proceeds from the offering of Unsecured Notes will be used to fund new portfolio investments, reduce outstanding borrowings on the Company’s Facility and for general corporate purposes.

APOLLO INVESTMENT CORPORATION

STATEMENTS OF ASSETS AND LIABILITIES

(in thousands, except per share amounts)

	December 31, 2010 (unaudited)	March 31, 2010
Assets
Non-controlled/non-affiliated investments, at value (cost—$2,835,142 and $2,782,880, respectively)	$2,786,409	$2,677,893
Non-controlled/affiliated investments, at value (cost—$22,433 and $102,135, respectively)	35,014	83,136
Controlled investments, at value (cost—$376,052 and $357,590, respectively)	94,349	92,551
Cash equivalents, at value (cost—$199,972 and $449,852, respectively)	199,972	449,828
Cash	10,756	7,040
Foreign currency (cost—$873 and $30,705, respectively)	883	30,717
Receivable for investments sold	—	49,643
Interest receivable	41,493	43,139
Dividends receivable	11	5,700
Miscellaneous income receivable	—	788
Receivable from investment adviser	—	611
Prepaid expenses and other assets	21,118	24,070

Total assets	$3,190,005	$3,465,116

Liabilities
Debt	$999,894	$1,060,616
Payable for investments and cash equivalents purchased	200,213	549,009
Dividends payable	54,613	49,340
Management and performance-based incentive fees payable	27,734	26,363
Interest payable	6,364	2,132
Accrued administrative expenses	1,390	1,722
Other liabilities and accrued expenses	1,548	3,128

Total liabilities	$1,291,756	$1,692,310

Net Assets
Common stock, par value $.001 per share, 400,000 and 400,000 common shares authorized, respectively, and 195,045 and 176,214 issued and outstanding, respectively	$195	$176
Paid-in capital in excess of par	2,866,089	2,645,687
Undistributed net investment income	82,675	104,878
Accumulated net realized loss	(733,720)	(583,270)
Net unrealized depreciation	(316,990)	(394,665)

Total net assets	$1,898,249	$1,772,806

Total liabilities and net assets	$3,190,005	$3,465,116

Net Asset Value Per Share	$9.73	$10.06

APOLLO INVESTMENT CORPORATION

STATEMENTS OF OPERATIONS (unaudited)

(in thousands, except per share amounts)

	Three months ended		Nine months ended
	December 31, 2010	December 31, 2009	December 31, 2010	December 31, 2009
INVESTMENT INCOME:
From non-controlled/non-affiliated investments:
Interest	$83,820	$73,954	$233,166	$221,126
Dividends	992	2,870	3,712	9,690
Other income	6,650	5,864	11,958	7,615
From non-controlled/affiliated investments:
Interest	2,746	—	9,088	—
From controlled investments:
Dividends	—	2,929	6,031	14,150
Other income	110	—	110	—

Total Investment Income	94,318	85,617	264,065	252,581

EXPENSES:
Management fees	$15,203	$13,903	$44,787	$39,839
Performance-based incentive fees	12,532	12,539	35,284	37,719
Interest and other debt expenses	13,433	4,976	34,079	14,453
Administrative services expense	1,540	1,260	4,348	3,767
Other general and administrative expenses	1,484	1,538	4,432	4,682

Total expenses	44,192	34,216	122,930	100,460

Net investment income before excise taxes	50,126	51,401	141,135	152,121
Excise tax expense	—	(1,243)	—	(1,243)

Net investment income	$50,126	$50,158	$141,135	$150,878

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS, CASH EQUIVALENTS AND FOREIGN CURRENCIES:
Net realized loss:
Investments and cash equivalents	$(55,650)	$(147,822)	$(142,777)	$(249,221)
Foreign currencies	(9,289)	(4,218)	(7,673)	(4,151)

Net realized loss	(64,939)	(152,040)	(150,450)	(253,372)

Net change in unrealized gain (loss):
Investments and cash equivalents	89,088	177,792	71,140	399,013
Foreign currencies	10,229	3,613	6,535	(23,365)

Net change in unrealized gain (loss)	99,317	181,405	77,675	375,648

Net realized and unrealized gain (loss) from investments, cash equivalents and foreign currencies	34,378	29,365	(72,775)	122,276

NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$84,504	$79,523	$68,360	$273,154

EARNINGS PER SHARE	$0.43	$0.48	$0.36	$1.78

About Apollo Investment Corporation

Apollo Investment Corporation is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company's investment portfolio is principally in middle-market private companies. From time to time, the Company may also invest in public companies. The Company invests primarily in senior secured loans and mezzanine loans and equity in furtherance of its business plan. Apollo Investment Corporation is managed by Apollo Investment Management, L.P., an affiliate of Apollo Management, L.P., a leading private equity investor.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, including, but not limited to, statements as to our future operating results; our business prospects and the prospects of our portfolio companies; the impact of investments that we expect to make; the dependence of our future success on the general economy and its impact on the industries in which we invest; the ability of our portfolio companies to achieve their objectives; our expected financings and investments; the adequacy of our cash resources and working capital; and the timing of cash flows, if any, from the operations of our portfolio companies.

We may use words such as “anticipates,” “believes,” “expects,” “intends”, “will”, “should,” “may” and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations. Undue reliance should not be placed on such forward-looking statements as such statements speak only as of the date on which they are made. We do not undertake to update our forward-looking statements unless required by law.

CONTACT: Richard L. Peteka of Apollo Investment Corporation, (212) 515-3488